UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 8, 2019

ATTIS INDUSTRIES INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-13984	13-3832215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(Address of Principal Executive Offices) (Zip Code)

(678) 580-5661
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2019, Attis Industries Inc. (the “Company”) received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) indicating that the Company is not in compliance with the Exchange’s continued listing requirements, under the continued listing criteria, as set forth in Nasdaq Listing Rule 5550 (a)(2), as a result of the Company’s minimum bid price falling below $1.00 per share for a period of thirty (30) consecutive business days. The notification had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market.

The Letter informed the Company that Nasdaq Listing Rule 581(c)(3)(A) provides a compliance period of 180 days in which the Company may regain compliance. If at any time during this 180-day period the closing bid price of the Company’s security is at least $1.00 for a minimum of ten (10) consecutive business days, the Exchange will provide the Company with written confirmation of compliance and the matter will be closed. This compliance period expires on April 6, 2020, but the Company may be eligible for additional time in the event that the Company does not regain compliance in the initial 180-day period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other continued listing standards for the Exchange with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Attis Industries Inc.

Date: October 15, 2019	By:	/s/ Jeffrey Cosman
Jeffrey Cosman
Chief Executive Officer

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